Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below of Leggett & Platt, Incorporated of our report dated February 24, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.	Form S-3, Registration No. 333-157538

2.	Form S-8, Registration No. 333-69073

3.	Form S-8, Registration No. 333-60494

4.	Form S-8, Registration No. 333-82524

5.	Form S-8, Registration No. 333-113966

6.	Form S-8, Registration No. 333-115845

7.	Form S-8, Registration No. 333-121144

8.	Form S-8, Registration No. 333-124735

9.	Form S-8, Registration No. 333-150758

10.	Form S-8, Registration No. 333-157535

11.	Form S-8, Registration No. 333-157536

12.	Form S-8, Registration No. 333-166960

13.	Form S-8, Registration No. 333-170931

/S/ PRICEWATERHOUSECOOPERS LLP

St. Louis, MO

February 24, 2012